EXHIBIT 10.20



THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF OR IN PAYMENT OF INTEREST HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (2) UPON DELIVERY OF A LEGAL OPINION TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT ANY SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                            AMENDED AND RESTATED NOTE

                                            Note No.
                                                     ---------------------------
$__________ U.S.D. , ____
                                            --------------------------,---------

         FOR VALUE RECEIVED, PERFORMANCE HEALTH TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), promises to pay to the order of [INSERT NAME OF LENDER] (whether one or more, "LENDER"), in lawful money of the United States of America, in the manner and at the times provided hereinafter, (i) Principal (as hereinafter defined); (ii) Interest (as hereinafter defined) and Default Interest (as hereinafter defined), if any; and (iii) all other amounts due and payable pursuant to and in accordance with the terms of this Note.

1. DEFINITIONS. In addition to the terms defined elsewhere in this Note, for purposes of this Note, the following terms shall have the following meanings:

         1.1      "COMMON STOCK" shall have the meaning in Section 6.1.

         1.2 "DEFAULT INTEREST" shall mean interest computed at 10% per annum, on (i) the Principal from and after such amount becomes due and payable (whether by maturity, acceleration, or otherwise), and (ii) any and all other unpaid amounts due pursuant to the terms and provisions of this Note (including, but not limited to, accrued but unpaid Interest) from and after the respective dates on which those amounts become due and payable, whether by maturity, acceleration, or otherwise; in each case from and after any applicable grace period has expired. Default Interest shall be computed for the actual number of days elapsed, predicated on a year consisting of 360 days, and shall be payable on demand. Notwithstanding anything to the contrary contained herein, for any period in which Default Interest is accruing, Interest shall not accrue.

         1.3 "FUNDAMENTAL CHANGE" shall mean (i) a sale or transfer of all or substantially all of the assets of the Company in any transaction or series of transactions (other than sales in the ordinary course of business); (ii) a merger or consolidation in which the Company is not the survivor; or (iii) the sale or exchange of all or substantially all of the outstanding shares of the Common Stock (including by way of merger, consolidation, or other business combination); or (iv) the consummation by the Company of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock under the Securities Act of 1933, as amended, with minimum gross proceeds to the Company of $7,500,000.


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         1.4 "INTEREST" shall mean interest computed at 8.5% per annum on the
Principal. Interest shall be computed on the actual number of days elapsed, predicated on a year consisting of 360 days.

         1.5 "MATURITY DATE" shall mean the earlier of (a) [INSERT DATE 5 YEARS AFTER DATE OF NOTE]; or (b) the occurrence of a Fundamental Change.

         1.6 "PRINCIPAL" shall mean $[INSERT AMOUNT OF LOAN, IN INCREMENTS OF $1,000] or so much thereof as may from time to time be outstanding hereunder.

         1.7 "PRIVATE PLACEMENT MEMORANDUM" shall mean the Company's Confidential Private Placement Memorandum dated August 20, 2003, as such Memorandum may be amended or supplemented, describing the Offering pursuant to which this Note was issued by the Company.

2.       BORROWING, PAYMENTS, MATURITY.

         2.1 BORROWING. Subject to the terms of this Note, the Company has borrowed and Lender has lent to the Company $[INSERT AMOUNT OF LOAN, IN INCREMENTS OF $1,000].

         2.2 INTEREST. Interest shall accrue commencing on the date of this Note. All accrued and unpaid Interest will be payable on each of the first four anniversaries of this Note and at Maturity. Interest shall be payable at the option of the Company in cash, Common Stock, or a combination of cash and Common Stock. If the Company elects to pay interest in Common Stock, upon each such payment the Company shall deliver to the Holder a certificate representing the number of shares of Common Stock equal to (i) the dollar amount of Interest so paid DIVIDED BY (ii) the Conversion Price (as defined in Section 6.4); PROVIDED, HOWEVER, in the event on any of the first four anniversaries of this Note the Company elects to pay all Interest then due in Common Stock and such payment would result in the issuance of a fractional share of Common Stock, the Company may elect to defer the payment of that amount of Interest that would result in the issuance of the fractional share until the next anniversary of this Note. Default Interest shall be payable in cash on demand.

         2.3 MATURITY. All outstanding and unpaid Principal and Interest shall be due and payable on the Maturity Date, unless otherwise specified herein or unless accelerated in accordance with the terms or provisions hereof.


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

         2.4 INTEREST. Notwithstanding any provision to the contrary contained in this Note or in any of the other documents or instruments referred to in this Note, if at any time or times the interest and any sums considered for such purpose to be interest, payable under or by reason of this Note or any such other documents or instruments, should exceed the maximum which, by the laws of the State having jurisdiction, may be charged with respect to the loan evidenced hereby, given the nature and all of the pertinent circumstances of such loan, then all such sums in excess of such maximum shall be deemed not to be interest, but rather to be payments on account of Principal, and without further agreement of the parties shall be so applied without regard to any other provision of this Note; PROVIDED, HOWEVER, that Lender may elect instead that no sums shall be payable in excess of such maximum, whereupon this Note and such other documents and instruments shall be deemed amended accordingly without further action by any party.

3.       COVENANTS.

         3.1 NEGATIVE PLEDGE. The Company shall not grant a security interest in, pledge, or mortgage any of its assets except the Company may grant or incur liens, security interests, pledges, mortgages, and other encumbrances, voluntary or involuntary, covering its assets so long as the loans, borrowings, or other obligations secured thereby do not exceed $500,000 in the aggregate.

         3.2 VETO RIGHT WITH RESPECT TO CERTAIN ACTIONS. Before the Company shall amend its Certificate of Incorporation (other than a certificate setting forth the designations and preferences with respect to any Preferred Stock) or Bylaws or merge with any other company and following such merger the Company will be the survivor, the Company will give notice of such action to the Lender. The notice will contain a summary of the action to be taken, the date on which the action will be taken (the "Effective Date"), which Effective Date will not be sooner than thirty (30) days following the date the notice is given, a statement that the proposed action will be taken unless there is a Convertible
Note Veto (as defined below), the United States address where a Convertible Note Veto must be sent, and such other information as the Company shall deem appropriate. If, prior to the Effective Date, the Company shall receive a Convertible Note Veto, the Company will not take the action described in the notice. A Convertible Note Veto shall be deemed to occur if, prior to the Effective Date of the action, the Company shall receive in writing an objection (which objection will be effective upon either actual receipt by the Company or the refusal of the Company to accept delivery) to the action from holders of Eligible Convertible Notes (as hereinafter defined) representing 66-2/3% of the principal of all Eligible Convertible Notes then outstanding. The Eligible Convertible Notes shall mean (a) the Convertible Note issued to The Holding Company at the first closing of the sale of Units as described in the Private Placement Memorandum, and (b) all other Convertible Notes issued by the Company pursuant to the Private Placement Memorandum other than Convertible Notes held by any officer or director of the Company or any person or entity whom an officer or director of the Company possesses, directly or indirectly, the power to direct, or cause the direction of, the management or policy of the person or entity, whether through the ownership of voting securities, by contract, or otherwise.

         3.3 PREEMPTIVE RIGHTS WITH RESPECT TO PREFERRED STOCK. The Company hereby grants to the Lender the right to purchase a pro rata portion of any Preferred Stock issued by the Company at any time while any portion of the Principal is outstanding. For purposes of this Section 3.3, Lender's pro rata portion of any Preferred Stock will be that portion of the Preferred Stock to be issued (rounded to a whole number) multiplied by a fraction the numerator of which is the Principal then outstanding and the denominator of which will be the principal then outstanding of all Convertible Notes (including this Note) issued by the Company pursuant to the Private Placement Memorandum. In the event the Company intends to issue Preferred Stock, it shall give Lender written notice of such intention, describing the Preferred Stock to be issued, the price thereof, the number of Preferred Stock that the Lender will be eligible to purchase under this Section 3.3, the general terms upon which the Company proposes to effect such issuance, and the United States address where Lender must send notice of Lender's election to purchase all or part of its Pro Rata Share of the Preferred Stock. The Lender shall have 30 days from the date of any such notice to agree to purchase all or part of its Pro Rata Share of the Preferred Stock for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the number of shares of Preferred Stock to be so purchased, which notice will be effective only if actually received by the Company in such 30-day period or if the Company refuses to accept delivery of the notice in such 30-day period. In the event the Lender fails to exercise the foregoing purchase right with respect to any Preferred stock within such 30-day period, the Company may thereafter sell any or all of such Preferred Stock not agreed to be purchased by the Lender at the same price and upon substantially the same terms as those specified in the notice given to the Lender.

4.       PREPAYMENT.

         4.1 RIGHT OF PREPAYMENT. This Note may be prepaid, in whole or in part, at any time by the Company without premium or penalty. Any prepayment pursuant to this Section 4 shall be accompanied by payment of any Interest (which may be paid in cash, Common Stock, or a combination of cash and Common Stock as provided in Section 2.2) and Default Interest, if any, accrued and unpaid through the date of such prepayment.

         4.2 PROCEDURE FOR PREPAYMENT. In the event the Company elects to prepay all or a portion of this Note, the Company shall mail a notice of prepayment (the "Prepayment Notice") to Lender, certified mail, return receipt requested, not later than the 30th day before the date fixed for prepayment (the "Prepayment Date"), at Lender's address as shall appear on the Company's books. The Prepayment Notice shall specify (i) the amount of this Note to be prepaid,
(ii) the Prepayment Date, (iii) the place where this Note shall be delivered, and (iv) that the right to convert this Note pursuant to Section 5 shall terminate at 5:00 p.m. (Colorado time) on the business day immediately preceding the Prepayment Date. Any right to convert this Note into Common Stock with respect to the amount to be prepaid shall terminate at 5:00 p.m. (Colorado time) on the business day immediately preceding the Prepayment Date. On and after the Prepayment Date, Lender shall have no further rights under this Note except to receive, upon surrender of this Note, the amount of the prepayment and if the prepayment does not pay in full all Principal, Interest, and Default Interest a new Note for the balance not converted. From and after the Prepayment Date, the Company shall, at the place specified in the Prepayment Notice, upon presentation and surrender to the Company by or on behalf of Lender deliver or cause to be delivered to or upon the written order of Lender a sum in cash equal to the prepayment amount for this Note so presented and surrendered and if the prepayment does not pay in full all Principal, Interest, and Default Interest a new Note for the balance not converted.

         4.3 REGISTRATION UPON CONVERSION. In the event Lender elects to convert all or any portion of this Note pursuant to Section 5 after Lender receives the Prepayment Notice, Lender shall have the registration rights provided in the Registration Rights Agreement dated ________________, 2003 by the Company.

5.       CONVERSION.

         5.1 RIGHT TO CONVERT. At any time and from time to time, Lender may, elect to receive shares of Common Stock in lieu of payment of that portion of Principal, Interest, and Default Interest specified in such notice.

         5.2 PROCEDURE. In order to make such election, Lender shall deliver to the Company this Note and a written notice, in substantially the form of the Conversion Notice attached hereto, of Lender's election to convert this Note, which notice shall specify the amount of Principal, Interest, and Default Interest to be converted and shall be effective only upon actual receipt by the Company or upon the Company's refusal to accept delivery of the notice. Upon such election, the Company shall issue to Lender (a) a certificate representing the number of shares of Common Stock equal to (i) the dollar amount of Principal, Interest, and Default Interest that Lender so elects to convert, DIVIDED BY (ii) the Conversion Price (as defined in Section 6.4) and (b) if only a portion of the Principal, Interest, and Default Interest shall be converted, a new Note evidencing the Principal not converted, which new Note shall in all other respects be identical with this Note, together with appropriate notation about accrued and unpaid Interest or Default Interest; PROVIDED, HOWEVER, that such issuance does not violate any federal or state securities laws or regulation. Upon the issuance of such Common Stock, amounts owing by the Company to Lender (including, without limitation, Principal, Interest and Default Interest) that are not converted shall remain outstanding in accordance with the terms of this Note. Such certificate and, if applicable, such replacement Note shall be deemed to have been issued, and Lender shall be deemed for all purposes to have become holders of record as of the date the aforementioned notice is received by the Company or the Company refuses to accept delivery of the notice. The Company shall pay all expenses, payable in connection with the preparation, issuance and delivery of Share certificates and new Notes.

         5.3 FULLY PAID; FRACTIONAL SHARES. All Common Stock issued upon the conversion of this Note shall be validly issued, fully paid and nonassessable and the Company shall at all times reserve and keep available out of its authorized shares of Common Stock a sufficient number of Shares for the purpose of issuance upon the conversion of this Note. The Company shall not be required to issue fractions of Shares upon conversion of this Note. If any fraction of a Share would, but for this Section 5.3, be issuable upon any conversion of this Note, in lieu of such fractional Share the Company, shall pay to Lender the amount of Principal, Interest, or Default Interest that would result in such fractional share.

6. COMMON STOCK.

         6.1 COMMON STOCK. As used in this Note, "Common Stock" shall mean the Company's Common Stock, par value $.01 per share, subject to adjustment as provided in Section 6.5.


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

         6.2 RESTRICTIONS. Lender understands that Common Stock issued or to-be-issued hereunder (the "SECURITIES") will be issued without registration pursuant to the Securities Act of 1933, as amended (the "1933 Act") and without registration pursuant to any state securities laws, in each case in reliance upon an exemption from the registration requirements of the Act and such state securities laws. As a result, Lender understands that any document or certificate evidencing any of the Securities may contain a restrictive legend substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR OTHER APPLICABLE STATE SECURITIES LAWS. NO TRANSFER OR SALE OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND SAID STATE SECURITIES LAWS COVERING SAID SECURITIES UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR SALE DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR SAID STATE SECURITIES LAWS.

Lender further agrees that if any transfer or distribution of any Securities is proposed to be made otherwise than pursuant to registration under the 1933 Act and applicable state securities laws, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer or distribution will not be in violation of the Act or of applicable state securities laws.

         6.3 NO RIGHTS AS STOCKHOLDER. This Note does not entitle Lender to any rights whatsoever as a stockholder of the Company. PROVIDED, HOWEVER, Lender shall have the same rights to review the books and records of the Company as would a stockholder of the Company under the General Corporation Law of the State of Delaware.

         6.4 CONVERSION PRICE. For purposes of converting Principal, Interest, or Default Interest into Common Stock pursuant to Section 5.1 and payment of Interest in shares of Common Stock pursuant to Section 2.2, the Conversion Price is $0.25, such that for each $0.25 of Principal, Interest, or Default Interest to be converted or paid, it will be converted or paid by one share of Common Stock. The Conversion Price shall be subject to adjustment from time to time as provided in Section 6.5.

         6.5      ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES.

                  (a) SPECIAL DEFINITIONS. For purposes of this Section 6.5, the following definitions shall apply:


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

                  (1) "OPTION" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  (2) "ORIGINAL ISSUE DATE" shall mean the date on which the first Convertible Note was issued pursuant to the Private Placement Memorandum.

                  (3) "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares (other than Convertible Notes), or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                  (4) "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 6.5(c), deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable (or so deemed to be issued):

                           [A] upon the issue of any Common Stock or the
Convertible Notes (including Common Stock issued upon conversion of any Convertible Note or in payment of any interest under any Convertible Note) pursuant to the Offering described in the Private Placement Memorandum;

                           [B] upon issue of any Common Stock or upon issue or
exercise of any options to officers, directors or employees of, or consultants to, the Company pursuant to any stock Option, incentive, employment or consulting, bonus or compensation program or agreement so long as any such shares do not exceed at any time up to an aggregate of 20% of the issued and outstanding shares of Common Stock (excluding any shares issued before the Original Issue Date) and so long as with respect to any Options issued after the Original Issue Date, the exercise price is not below $.50 per share;

                           [C] upon exercise of any Options issued prior to the
Original Issue Date or upon issue or exercise of any Options issued upon the exercise of any warrants issued prior to the Original Issue Date;

                           [D] by way of dividend or other distribution on
shares Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses [A], [B], [C], or this clause [D] or on shares of Common Stock so excluded; or

                           [E] for which adjustment is made in the Conversion
Price pursuant to Section 6.5(f).

                  (b) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.


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

                  (c) ISSUE OF OPTIONS AND CONVERTIBLE SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall (except as provided in Section 6.5(a)(4)) be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6.5(e)) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (1) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                  (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                           [A] in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and


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

                           [B] in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section 6.5(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                  (4) no readjustment pursuant to clause (1) or (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of [A] the Conversion Price on the original adjustment date, or [B] the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                  (5) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

                  (6) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this
Section 6.5(c) as of the actual date of their issuance.

         (d) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.5(c)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to an amount (calculated to the nearest cent) determined by multiplying such Conversion Price in effect immediately prior to such issuance by a fraction, (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Convertible Notes and Convertible Securities and the exercise of any Options, except for Options excluded from the definition of "Additional Shares of Common Stock" under Section 6.5(a)(4)), plus (B) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and (y) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Preferred Stock and Convertible Securities and the exercise of any Options (except for Options excluded from the definition of "Additional Shares of Common Stock" under Section 6.5(a)(4)), plus
(B) the total number of such Additional Shares of Common Stock so issued.


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

         (e) DETERMINATION OF CONSIDERATION. For purposes of this Section 6.5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (1) CASH AND PROPERTY. Such consideration shall:

                           [A] insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                           [B] insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                           [C] in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses [A] and [B] above, as determined in good faith by the Board of Directors.

                  (2) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.5(c), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (f) ADJUSTMENT FOR DIVIDENDS, ETC.

                  (1) STOCK DIVIDENDS, DISTRIBUTIONS, OR SUBDIVISIONS. In the event the Company at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price shall be proportionately decreased to reflect such dividend, distribution or subdivision as of: [A] in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or [B] in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective. If such record date or other effective date shall have been fixed and such dividend, distribution or subdivision shall not have been fully paid or effected on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date or other date shall be cancelled as of the close of business on such record date or other date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 6.5(c) as of the time of actual payment of such dividend, distribution or effectiveness of such subdivision.

                  (2) COMBINATIONS OR CONSOLIDATIONS. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (g) ADJUSTMENT FOR MERGER OR REORGANIZATION. In case of any capital reorganization or reclassification of the capital stock of the Company (other than a reclassification covered by Section 6.5(f)(2)), the Principal, Interest, and Default Interest shall thereafter be convertible into and Interest shall be payable by the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock would be entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the Lender, to the end that these provisions (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Principal, Interest, and Default Interest or the payment of Interest.

         6.6 MINIMAL ADJUSTMENTS. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.0001. Any adjustment of less than $0.0001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.0001 or more in the Conversion Price.

         6.7 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 6.5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the Lender, furnish or cause to be furnished to the Lender a like certificate setting forth (a) such adjustments and readjustments, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Principal, Interest, or Default Interest or the payment of Interest.

7. RESTRICTIONS ON TRANSFER.

         7.1 OWNERSHIP OF NOTE. The Company may deem and treat the Lender as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Note for registration of transfer as provided in this Section 7.

         7.2 TRANSFER OF NOTE. The Company agrees to maintain books for the registration of transfers of this Note and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Note to the Company, together with a written assignment of this Note duly executed by Lender or its duly authorized agent or attorney. Subject to applicable law and regulation and Section 7 of this Note, upon surrender of this Note as provided for herein, the Company shall execute and deliver a new Note in the name of the assignee or assignees, and this Note shall promptly be canceled.

         7.3 RESTRICTIONS ON TRANSFER. Lender, by its acceptance hereof, represents that this Note is being acquired for Lender's own account, as an investment and not with a view towards the further resale or the distribution thereof in violation of the Securities Act, and agrees that this Note may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, except as provided in the legend on the first page hereof and provided that Lender shall have furnished to the Company an opinion of Lender's Counsel, in form and substance reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

8. EVENTS OF DEFAULT AND REMEDIES.

         8.1 EVENTS OF DEFAULT. The following shall constitute events of default hereunder (an "EVENT OF DEFAULT"): (i) a default in the payment of any amounts due hereunder occurring on or prior to the Maturity Date and such default is not cured within 10 days of the date such payment is due; (ii) a default by the Company in the performance of its obligations under Section 3.1; (iii) a default by the Company in the performance of any covenant (other than those provided in (i) and (ii)) under this Note and such default is not cured within 30 days of the date it occurs; (iv) any representation or warranty made by the Company contained in the Subscription Agreement and Questionnaire of Lender pursuant to which this Note was issued shall prove to have been incorrect in any material respect when made; (v) any assignment for the benefit of creditors by the Company; (vi) the appointment of a receiver for the Company or for a substantial portion of the property of the Company unless such appointment shall be dismissed within 90 days of the filing thereof; (vii) the filing of a petition in bankruptcy by or against the Company unless such filing shall be dismissed within 90 days thereof; or (viii) the termination of existence or dissolution of the Company.

         8.2. ACCELERATION. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, then upon the determination of Lender (in Lender's discretion), and without further demand or notice of any kind, the following shall become immediately due and payable: (i) the Principal;
(ii) unpaid Interest; (iii) any unpaid Default Interest; and (iv) all other indebtedness evidenced by this Note.

         8.3 GENERAL. Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies provided to Lender: (i) under this Note, and
(ii) otherwise at law or in equity. The remedies of Lender, as provided in this Note, shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act or omission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy, or recourse as to a subsequent event.

         8.4 COSTS AND FEES. If this Note is placed in the hands of an attorney for collection or is collected through any legal proceeding, the Company promises to pay, to the extent permitted by law, court costs and reasonable attorneys' fees incurred by Lender, and all such amounts shall thereafter constitute other indebtedness evidenced by this Note.

         8.5 WAIVERS. Every person and/or entity now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness evidenced hereby, for such person and/or entity and for the heirs, legal representatives, successors, and assigns of such person and/or entity, expressly waives presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and further waives for the benefit of itself and such other parties, to the extent permitted by law, the benefit of all appraisement, valuation, marshaling, forbearance, stay, extension, redemption, homestead, exemption, and moratorium laws now or hereafter in force, and agrees that the time of payment of Principal, Interest, or Default Interest may be extended, without in any way modifying, altering, releasing, affecting, or limiting his, her, or its liability hereunder.

         8.6 APPLICATION OF PAYMENTS. After the Maturity Date or following the occurrence of an Event of Default, all payments received on account of the indebtedness evidenced hereby shall be applied, in whatever order, combination and amounts as Lender, in its sole discretion, decide, to all costs, expenses, and other indebtedness, if any, owing to Lender by reason of this Note, Default Interest, Interest, and Principal.

9.       MISCELLANEOUS.

         9.1 SEVERABILITY. If any provision of this Note is unenforceable, invalid or contrary to law, or its inclusion herein would affect the validity, legality, or enforcement of this Note, such provision shall be limited to the extent necessary to render the same valid or shall be excised from this Note, as the circumstances require, and this Note shall be construed as if said provision had been incorporated herein as so limited or as if said provision had not been included herein, as the case may be.

         9.2 BINDING EFFECT. This Note, and the terms and provisions hereof, shall be binding upon the Company and its successors, administrators, and assigns, and shall inure to the benefit of' Lender.

         9.3 GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without reference to
(i) its judicially or statutorily pronounced rules regarding conflict of laws or choice of law; (ii) where any instrument is executed or delivered; (iii) where any payment or other performance required by any such instrument is made or required to be made; (iv) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; (v) where any action or other proceeding is instituted or pending; (vi) the nationality, citizenship, domicile, principal place of business, or jurisdiction or organization or domestication of any party; (vii) whether the laws of the form jurisdiction otherwise would apply the laws of a jurisdiction other than the State of New York; or (viii) any combination of the foregoing.

         9.4 NOTICE. Any notice or other communication to be given hereunder shall be in writing and, unless otherwise provided in this Note, shall be shall be conclusively deemed given if deposited in the United States mail, postage prepaid, and addressed to the recipient at the address set forth below (or at such other address as Lender or the Company shall by notice specify to the other).

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                                  Performance Health Technologies, Inc.


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                                      Notice Address:
[Insert Lender's Address]             427 Riverview Plaza
                                      Trenton, NJ 08611
---------------------------------

---------------------------------

                               CONVERSION ELECTION
                    (To be executed upon conversion of Note)

To:  Performance Health Technologies, Inc. (the "Company")

         Lender hereby irrevocably elects to convert Lender's rights represented by this Note to purchase _______ shares of Common Stock issuable upon the conversion of this Note and requests that certificates for such securities shall be issued in the name of Lender and be delivered to



                     (please print or type name and address)

and if such number of shares of Common Stock shall not be all the shares that may be acquired pursuant to the conversion of this Note that a new Note for the balance not converted be registered in the name of and delivered to Lender at the address stated above.

In connection with the conversion of the Note, Lender hereby represents and warrants that: (i) Lender recognizes that the Common Stock issuable pursuant to the attached Note have not been registered under the Securities Act and may not be sold, pledged or otherwise transferred except pursuant to the exceptions set forth on the legend on the Common Stock which is also set forth in Section 7 of the attached Note; (ii) Lender has received all material information with respect to the Company which Lender deems necessary with its decision to convert the attached Note and Lender has been given an opportunity to ask questions and receive answers from representatives of the Company; (iii) Lender is purchasing the Common Stock for Lender's own account, for the purpose of investment only, and not with a view towards the further resale or distribution thereof; and (iv) Lender is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended.

Dated: ________________

                                  ----------------------------------------------
                                   NOTE: The above signatory should correspond exactly with the name on the face of the attached Note.



                                  ----------------------------------------------
                                   Taxpayer Identification Number


                                  ----------------------------------------------
                                   Signature Guaranteed

                                   ASSIGNMENT
                    (To be executed upon assignment of Note)

For value received and in accordance with Section 7 of the attached Note, ____________________ hereby sells, assigns and transfers unto ____________ the attached Note, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney to transfer said Note on the books of Performance Health Technologies, Inc. with full power of substitution in the premises.

Dated: ____________________

                                  ----------------------------------------------
                                   NOTE: The above signatory should correspond exactly with the name on the face of the attached Note.


                                  ----------------------------------------------
                                   Signature Guaranteed


Consented to and approved in accordance with
Section 7 of the attached Note

PERFORMANCE HEALTH TECHNOLOGIES, INC.


By:
      ----------------------------------------
Name:
      ----------------------------------------
Its:
      ----------------------------------------